Example Template : 77O


DWS Global Thematic Fund


N-Sar September 1, 2010 -
February 28, 2011

Security Purchased
Cusip
Purchase/
Trade Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares
Purch by
Fund
% of
Offering
Purchase
d by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
MIZUHO FINANCIAL GROUP
INC
JP3885780001
7/12/2010
5,218,000,000
1.47

2,583,900
0.05%

MIZS,
PNC,
BAC,
JPM,
GS,
DB,UBS,
BCLY,
CITI, MS
JPM
MIZUHO FINANCIAL GROUP
INC
JP3885780001
7/12/2010
5,218,000,000
1.47

152,600
0.00%

MIZS,
PNC,
BAC,
JPM,
GS,
DB,UBS,
BCLY,
CITI, MS
JPM